UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 17, 2014

California Resources Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10889 Wilshire Blvd. Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2014, the Board of Directors of California Resources Corporation increased the size of the Board effective December 1, 2014 and, to fill the resulting vacancy, appointed Timothy J. Sloan as director.  Mr. Sloan has been designated as a Class I director and is expected to serve on the Compensation Committee and the Health, Safety and Environmental Committee of the Board.

Mr. Sloan currently serves as Senior Executive Vice President Wholesale Banking for Wells Fargo & Company and has served in this position since May 2014.  He also serves on the Wells Fargo Operating and Management Committees.  Mr. Sloan was Senior Executive Vice President and Chief Financial Officer of Wells Fargo from 2011 to May 2014.  He was Senior Executive Vice President and Chief Administrative Officer from 2010 to 2011 and Executive Vice President (Commercial Banking, Real Estate and Specialized Financial Services) of Wells Fargo Bank, N.A. from 2006 to 2010. Mr. Sloan serves on the Board of Overseers of the Huntington Library, and is a member of the University of Michigan’s Ross School of Business Advisory Board.  He is a trustee of Ohio Wesleyan University and the City of Hope. He earned his B.A. in economics and history and his M.B.A. in finance and accounting, both from the University of Michigan in Ann Arbor.  His deep and broad experience analyzing businesses and managing one of the nation’s largest banks will provide CRC with valuable perspectives and advice.

The Board has determined that Mr. Sloan qualifies as an independent director under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission and the applicable listing standards of the New York Stock Exchange.

There are no arrangements or understandings between Mr. Sloan and any other persons under which he was selected as a director.  Mr. Sloan will receive the same director compensation as is paid to the other non-employee directors under CRC’s compensation program for non-employee directors, as described in CRC’s Information Statement filed on Form 10 with the SEC.  Wells or its affiliates acted as a Joint Book-Running Manager for, and initial purchaser of, CRC’s recently offered bonds and is acting as trustee under the indenture for such bonds and as a lender and Documentation Agent under CRC’s credit facility.  Wells’ affiliate was the initial purchaser for $235 million in aggregate principal amount of the bonds.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Roy Pineci
	Name:	Roy Pineci
	Title:	Executive Vice President—Finance

DATED: November 18, 2014

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